Exhibit 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Southern Community Financial Corporation

Winston-Salem, North Carolina

We consent to the use in this Registration Statement on Form S-8 of Capital Bank Financial Corp. (formerly known as North American Financial Holdings, Inc.), of our report dated March 23, 2012 with respect to the consolidated statements of financial condition of Southern Community Financial Corporation and Subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011, which appears in Capital Bank Financial Corp.’s Prospectus filed pursuant to Rule 424(b)(1) under the Securities Act in connection with Capital Bank Financial Corp.’s Registration Statement on Form S-1 (File No. 333-175108), and incorporated by reference herein, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

September 19, 2012